EXHIBIT 99

News Release	CONTACTS:
Investors:
Joe Selner, Chief Financial Officer
920-491-7120

Media:
Jon Drayna, Corporate Communications
920-491-7006

Associated Banc-Corp 1st quarter 2005 earnings 59 cents up 11 percent

      GREEN BAY, Wis. – April 21, 2005 – Associated Banc-Corp (Nasdaq: ASBC) earned 59 cents per diluted share in the first quarter of 2005, up 11 percent from 53 cents earned in the first quarter of 2004. Net income for the first quarter was $77.5 million, up 30 percent compared to first quarter 2004 of $59.6 million.

      In comparison, diluted earnings per share and net income for the fourth quarter of 2004 were 57 cents and $70.9 million, respectively.

      Associated’s acquisition of First Federal Capital Corp., a $4 billion thrift, on Oct. 29, 2004, affects comparisons to past periods. Additionally, the acquisition of Jabas Group, Inc., an employee benefits firm, on April 1, 2004 affects the comparison of retail commission income and noninterest expenses between first quarter periods.

      For the first quarter of 2005, return on average assets was 1.54 percent, compared to 1.49 percent and 1.57 percent for fourth and first quarters of 2004, respectively. Return on average equity for the first quarter of 2005 was 15.52 percent, compared to 15.46 percent for the previous quarter and 17.37 percent for the year-earlier quarter. Comparably, return on average tangible equity (which is a non-GAAP measure that excludes average goodwill and other intangible assets from average equity) was 24.13 percent, 22.47 percent and 21.13 percent for the same respective quarter periods. Book value per share rose to $15.61 as of March 31, 2005, up 23 percent compared to a year earlier.

      “Our first quarter performance reflects the success of the First Federal integration and progress on several of our strategic initiatives,” said Paul S. Beideman, president and CEO of Associated Banc-Corp. “While we were primarily focused on the First Federal conversion, we saw overall loan growth, solid asset quality performance, and growth in several categories of noninterest income,” he said.

      Associated’s net interest income for the first quarter of 2005 was $165.9 million, compared to $158.5 million for fourth quarter 2004 and $129.1 million in the year-earlier quarter. The increase is due predominantly to higher average balance sheet volumes.

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ASBC 1Q ’05, add one

      Net interest margin was 3.68 percent, compared to 3.74 percent and 3.80 percent for fourth and first quarters of 2004, respectively. The flattening of the yield curve and competitive pricing pressures have substantially offset the benefits to the margin from interest rate increases that began in the second half of 2004 and continue into 2005.

      Period end loans at March 31, 2005 were $13.9 billion, up slightly from Dec. 31, 2004 and up 33 percent over a year earlier. Quarterly average loan balances, a key driver to net interest income, were up 35 percent annualized compared to fourth quarter 2004 and up 34 percent between first quarter periods. Adjusting for balances acquired with First Federal, average loan growth was sustained at approximately 6 percent annualized compared to both fourth and first quarters of 2004.

      Period end deposits at March 31, 2005 were $12.2 billion, compared to $12.8 billion at year-end 2004 and $9.7 billion a year ago. On average, deposits were $12.4 billion for first quarter 2005, compared to $11.7 billion (up 24 percent annualized) and $9.6 billion (up 29 percent) for fourth and first quarters of 2004, respectively. Adjusting for balances acquired with First Federal, average deposits for first quarter 2005 were down approximately 6 percent annualized compared to fourth quarter 2004, and up approximately 1 percent over first quarter 2004 averages.

      The decline in deposits from the fourth quarter is the result of usual seasonal trends, driven largely by escrow deposits which accumulate throughout the year, are dispersed at year-end and re-build as the year progresses. On average, escrow deposits declined by $0.2 billion between fourth quarter 2004 and first quarter 2005. In addition, the fourth quarter of 2004 experienced a large increase in municipal and institutional deposits which were withdrawn by the end of the first quarter of 2005, totaling approximately $0.3 billion.

      Asset quality indicators remained strong and resolution to problem credits continued. First quarter 2005 net charge-offs were $2.2 million (0.06 percent of average loans), compared to $3.6 million (0.11 percent) for fourth quarter 2004, and $5.1 million (0.20 percent) for first quarter 2004. Nonperforming loans at March 31, 2005 were $102.9 million, representing 0.74 percent of loans, compared to 0.83 percent of loans at year-end 2004 and 0.89 percent of loans at March 31, 2004. The provision for loan losses was $2.3 million, $3.6 million, and $5.2 million, for first quarter 2005, fourth quarter 2004, and first quarter 2004, respectively.

      At March 31, 2005, the allowance for loan losses was $189.9 million. The allowance for loan losses to total loans was 1.36 percent and covered 184 percent of nonperforming loans at March 31,2005, compared to 1.37 percent and 165 percent, respectively, at year-end 2004, and 1.69 percent and 190 percent, respectively, at March 31, 2004.

      As mentioned earlier, quarterly comparisons of noninterest income and noninterest expense are particularly affected by the timing of acquisitions, with fourth quarter 2004 including only two months of First Federal activity and first quarter 2004 carrying no First Federal or Jabas activity.

      Noninterest income was strong at $71.4 million for first quarter 2005, up $12.3 million (21 percent) over fourth quarter 2004 and up $25.2 million (55 percent) over first quarter last year. Excluding a non-recurring gain from the dissolution of stock in a regional ATM network of approximately $4 million, recorded in other income during first quarter 2005, noninterest income was up 14 percent and 46 percent over fourth and first quarters of 2004, respectively.

      Net mortgage banking income (gross mortgage banking income less mortgage servicing rights (MSR) expense) was $9.9 million for first quarter 2005, up $3.8 million over fourth quarter 2004. The increase was the net result of lower MSR expense and higher servicing fees, offset in part by lower gains on sales and other fees.

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ASBC 1Q ’05, add two

      Including First Federal, the average portfolio serviced for others increased, resulting in a $1.0 million (18 percent) increase to servicing fees between fourth quarter 2004 and first quarter 2005. Rising mortgage interest rates slowed secondary mortgage production (down 21 percent to $337 million compared to fourth quarter 2004), lowering resultant gains on sales and other related fees by $1.7 million. However, rising rates also slowed prepayment speeds, a predominant valuation factor, increasing the value of the MSR asset and requiring less valuation reserve. Consequently, MSR expense was $4.5 million lower than fourth quarter 2004, including a $4.0 million valuation reserve reversal in first quarter 2005 compared to a $1.0 million valuation reserve addition in fourth quarter 2004.

      At March 31, 2005, the net MSR asset was $78.2 million, representing 82 basis points of the $9.53 billion portfolio serviced for others, compared to 80 basis points at Dec. 31, 2004.

      Service charges on deposit accounts were $18.7 million, up $1.7 million (10 percent) over fourth quarter 2004, and credit card and other nondeposit fees were $9.1 million, up $0.9 million (11 percent), both due largely to the increased deposit base and card base from First Federal. Retail commissions were $14.7 million, up $2.0 million (16 percent) over fourth quarter 2004, from the seasonal increase in profit sharing/contingency income from insurance carriers and increased sales.

      Noninterest expense was $121.2 million for first quarter 2005, up $11.3 million (10 percent) over fourth quarter 2004 and up $34.4 million (40 percent) over first quarter last year, influenced by the timing of the First Federal and Jabas acquisitions. During the first quarter, $3 million of noninterest expenses recorded in various categories were specifically attributable to the integration activities and conversion of First Federal onto Associated’s operating systems in mid-February. As a result of the conversion, Associated is now positioned to phase-in anticipated cost savings through the remainder of 2005.

      Personnel expense was $73.0 million in the first quarter, up $7.8 million or 12 percent over fourth quarter 2004, including the extra month of First Federal’s employee base, merit increases between years, increased overtime, and the usual first quarter increases in personnel taxes. Occupancy expense of $9.9 million was up $1.6 million (19 percent) compared to fourth quarter 2004, including seasonal increases in utilities and snow removal costs. All other noninterest expense categories combined were up $1.9 million (5 percent) over fourth quarter 2004, a combination of increased expenses related to the extra month of First Federal and conversion and integration costs, offset in part with controlled discretionary spending.

      The efficiency ratio remained favorable at 49.73 percent, 49.07 percent, and 48.40 percent for first quarter 2005, fourth quarter 2004 and first quarter 2004, respectively.

      “Our successful integration of First Federal positions us well for the future as we capture synergies and sell our expanded product line to First Federal customers,” Beideman said.

      He added, “While the rate environment and competition for loans and deposits are challenging, we’re confident that our strategies will allow us to meet consensus earnings estimates for 2005.”

      Associated repurchased 0.4 million shares of its common stock in the first quarter, at an average price of $32.76 per share. Also, during the first quarter, the company paid a dividend of 25 cents per share, up 10 percent from the year-earlier dividend.

      On March 21, 2005, Associated signed a definitive agreement to acquire State Financial Services Corp (Nasdaq: SFSW) in an all-stock transaction, whereby State Financial shareholders receive 1.20 shares of Associated common stock for each share of State Financial common stock they hold. Based on Associated’s closing share price on March 18, 2005, the transaction is valued at approximately $278 million. At March 31, 2005, State Financial is a $1.5 billion financial services company based in Milwaukee, with 29 banking branches in Southeastern Wisconsin and Northeastern Illinois.

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ASBC 1Q ’05, add three

      Associated will host a conference call for investors and analysts at 3 p.m. CDT today. The toll-free dial-in number is 877-654-5513. Participants should ask the operator for the Associated Banc-Corp earnings call, or for call ID number 5626644. A taped play-back of the call will be available through April 28 by calling 800-642-1687.

      Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified multibank holding company with total assets of $20.5 billion. Associated has more than 300 banking offices serving more than 170 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.AssociatedBank.com.

      Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report to be filed on Form 10-K.

Six pages of tables follow.

Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp

	March 31,	December 31,		March 31,
(in thousands)	2005	2004	% Change	2004	% Change

Assets
Cash and due from banks	$327,487	$389,311	(15.9%)	$323,686	1.2%
Interest-bearing deposits in other financial institutions	14,202	13,321	6.6%	17,057	(16.7%)
Federal funds sold and securities purchased under agreements to resell	15,655	55,440	(71.8%)	7,000	123.6%
Securities available for sale, at fair value	4,835,134	4,815,344	0.4%	3,883,470	24.5%
Loans held for sale	79,975	64,964	23.1%	120,699	(33.7%)
Loans	13,923,196	13,881,887	0.3%	10,486,610	32.8%
Allowance for loan losses	(189,917)	(189,762)	0.1%	(177,717)	6.9%

Loans, net	13,733,279	13,692,125	0.3%	10,308,893	33.2%
Premises and equipment	180,315	184,944	(2.5%)	130,028	38.7%
Goodwill	679,993	679,993	0.0%	224,388	203.0%
Intangible assets	119,381	119,440	(0.0%)	59,899	99.3%
Other assets	517,021	505,254	2.3%	435,748	18.7%

Total assets	$20,502,442	$20,520,136	(0.1%)	$15,510,868	32.2%

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$2,156,592	$2,347,611	(8.1%)	$1,755,485	22.8%
Interest-bearing deposits, excluding Brokered CDs	9,819,201	10,077,069	(2.6%)	7,716,290	27.3%
Brokered CDs	218,111	361,559	(39.7%)	230,983	(5.6%)

Total deposits	12,193,904	12,786,239	(4.6%)	9,702,758	25.7%
Short-term borrowings	2,778,161	2,926,716	(5.1%)	2,516,270	10.4%
Long-term funding	3,332,804	2,604,540	28.0%	1,749,418	90.5%
Accrued expenses and other liabilities	172,502	185,222	(6.9%)	147,129	17.2%

Total liabilities	18,477,371	18,502,717	(0.1%)	14,115,575	30.9%
Stockholders’ Equity
Preferred Stock	—	—		—
Common Stock	1,300	1,300	0.0%	1,105	17.6%
Surplus	1,128,148	1,127,205	0.1%	582,559	93.7%
Retained earnings	898,578	858,847	4.6%	755,627	18.9%
Accumulated other comprehensive income	10,505	41,205	(74.5%)	66,526	(84.2%)
Deferred compensation	(3,814)	(2,122)	79.7%	(1,981)	92.5%
Treasury stock, at cost	(9,646)	(9,016)	7.0%	(8,543)	12.9%

Total stockholders’ equity	2,025,071	2,017,419	0.4%	1,395,293	45.1%

Total liabilities and stockholders’ equity	$20,502,442	$20,520,136	(0.1%)	$15,510,868	32.2%

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp

	For The Three Months Ended, March 31,
(in thousands, except per share amounts)	2005	2004	%Change
Interest Income
Interest and fees on loans	$200,309	$135,252	48.1%
Interest and dividends on investment securities and deposits with other financial institutions
Taxable	41,034	31,032	32.2%
Tax-exempt	9,723	10,235	(5.0%)
Interest on federal funds sold and securities purchased under agreements to resell	82	27	203.7%

Total interest income	251,148	176,546	42.3%
Interest Expense
Interest on deposits	44,433	27,554	61.3%
Interest on short-term borrowings	17,169	6,539	162.6%
Interest on long-term funding	23,638	13,378	76.7%

Total interest expense	85,240	47,471	79.6%

Net Interest Income	165,908	129,075	28.5%
Provision for loan losses	2,327	5,176	(55.0%)

Net interest income after provision for loan losses	163,581	123,899	32.0%
Noninterest Income
Trust service fees	8,328	7,868	5.8%
Service charges on deposit accounts	18,665	12,397	50.6%
Mortgage banking, net	9,884	2,254	338.5%
Credit card and other nondeposit fees	9,111	5,671	60.7%
Retail commissions	14,705	9,357	57.2%
Bank owned life insurance income	2,168	3,355	(35.4%)
Asset sale gains (losses), net	(302)	222	N/M
Investment securities gains, net	—	1,931	N/M
Other	8,814	3,132	181.4%

Total noninterest income	71,373	46,187	54.5%
Noninterest Expense
Personnel expense	72,985	52,276	39.6%
Occupancy	9,888	7,472	32.3%
Equipment	4,018	2,999	34.0%
Data processing	6,293	5,673	10.9%
Business development and advertising	3,939	2,657	48.2%
Stationery and supplies	1,844	1,226	50.4%
Other intangible amortization	1,994	782	155.0%
Other	20,281	13,799	47.0%

Total noninterest expense	121,242	86,884	39.5%

Income before income taxes	113,712	83,202	36.7%
Income tax expense	36,242	23,642	53.3%

Net Income	$77,470	$59,560	30.1%

Earnings Per Share:
Basic	$0.60	$0.54	11.1%
Diluted	$0.59	$0.53	11.3%
Average Shares Outstanding:
Basic	129,781	110,294	17.7%
Diluted	131,358	111,830	17.5%

N/M — Not meaningful.

Consolidated Statements of Income (Unaudited) — Quarterly Trend
Associated Banc-Corp

(in thousands, except per share amounts)	1Q05	4Q04	3Q04	2Q04	1Q04
Interest Income
Interest and fees on loans	$200,309	$179,612	$142,389	$137,449	$135,252
Interest and dividends on investment securities and deposits in other financial institutions:
Taxable	41,034	37,631	31,590	30,767	31,032
Tax-exempt	9,723	10,047	10,255	10,267	10,235
Interest on federal funds sold and securities purchased under agreements to resell	82	260	241	68	27

Total interest income	251,148	227,550	184,475	178,551	176,546
Interest Expense
Interest on deposits	44,433	36,835	27,191	26,656	27,554
Interest on short-term borrowings	17,169	14,898	10,262	7,241	6,539
Interest on long-term funding	23,638	17,360	13,806	12,775	13,378

Total interest expense	85,240	69,093	51,259	46,672	47,471

Net Interest Income	165,908	158,457	133,216	131,879	129,075
Provision for loan losses	2,327	3,603	—	5,889	5,176

Net interest income after provision for loan losses	163,581	154,854	133,216	125,990	123,899
Noninterest Income
Trust service fees	8,328	8,107	7,773	8,043	7,868
Service charges on deposit accounts	18,665	16,943	13,672	13,141	12,397
Mortgage banking, net	9,884	6,046	618	11,413	2,254
Credit card and other nondeposit fees	9,111	8,183	6,253	6,074	5,671
Retail commissions	14,705	12,727	11,925	13,162	9,357
Bank owned life insurance income	2,168	2,525	3,580	3,641	3,355
Asset sale gains (losses), net	(302)	432	309	218	222
Investment securities gains (losses), net	—	(719)	(6)	(569)	1,931
Other	8,814	4,793	3,034	2,742	3,132

Total noninterest income	71,373	59,037	47,158	57,865	46,187
Noninterest Expense
Personnel expense	72,985	65,193	53,467	53,612	52,276
Occupancy	9,888	8,297	6,939	6,864	7,472
Equipment	4,018	3,855	3,022	2,878	2,999
Data processing	6,293	5,966	5,865	6,128	5,673
Business development and advertising	3,939	4,271	3,990	4,057	2,657
Stationery and supplies	1,844	1,567	1,214	1,429	1,226
Other intangible amortization	1,994	1,699	935	934	782
Other	20,281	19,119	13,599	16,085	13,799

Total noninterest expense	121,242	109,967	89,031	91,987	86,884

Income before income taxes	113,712	103,924	91,343	91,868	83,202
Income tax expense	36,242	33,069	27,977	27,363	23,642

Net Income	$77,470	$70,855	$63,366	$64,505	$59,560

Earnings Per Share:
Basic	$0.60	$0.57	$0.58	$0.59	$0.54
Diluted	$0.59	$0.57	$0.57	$0.58	$0.53
Average Shares Outstanding:
Basic	129,781	123,509	110,137	110,116	110,294
Diluted	131,358	125,296	111,699	111,520	111,830

Selected Quarterly Information

Associated Banc-Corp

(in thousands, except per share & full time equivalent employee data)	1st Qtr 2005	4th Qtr 2004	3rd Qtr 2004	2nd Qtr 2004	1st Qtr 2004
Summary of Operations
Net interest income	165,908	158,457	133,216	131,879	129,075
Provision for loan losses	2,327	3,603	—	5,889	5,176
Asset sale gains (losses), net	(302)	432	309	218	222
Investment securities gains (losses), net	—	(719)	(6)	(569)	1,931
Noninterest income (excluding securities & asset gains)	71,675	59,324	46,855	58,216	44,034
Noninterest expense	121,242	109,967	89,031	91,987	86,884
Income before income taxes	113,712	103,924	91,343	91,868	83,202
Income taxes	36,242	33,069	27,977	27,363	23,642
Net income	77,470	70,855	63,366	64,505	59,560
Taxable equivalent adjustment	6,222	6,342	6,395	6,387	6,404

Per Common Share Data (1)
Net income:
Basic	$0.60	$0.57	$0.58	$0.59	$0.54
Diluted	0.59	0.57	0.57	0.58	0.53
Dividends	0.2500	0.2500	0.2500	0.2500	0.2267

Market Value:
High	$33.50	$34.85	$32.19	$30.13	$30.37
Low	30.60	32.08	28.81	27.09	28.08
Close	31.23	33.23	32.07	29.63	29.86
Book value	15.61	15.55	13.18	12.53	12.67

Performance Ratios (annualized)
Net interest margin	3.68%	3.74%	3.76%	3.80%	3.80%
Return on average assets	1.54	1.49	1.60	1.67	1.57
Return on average equity	15.52	15.46	17.76	18.87	17.37
Return on tangible average equity (2)	24.13	22.47	21.69	23.15	21.13
Efficiency ratio (3)	49.73	49.07	47.75	46.82	48.40
Effective tax rate	31.87	31.82	30.63	29.78	28.42
Dividend payout ratio (4)	41.67	43.86	43.10	42.37	41.98

Average Balances
Assets	$20,467,698	$18,956,445	$15,730,451	$15,498,005	$15,261,277
Earning assets	18,756,555	17,437,618	14,688,914	14,480,701	14,185,569
Interest-bearing liabilities	16,139,002	14,761,878	12,381,407	12,231,733	12,083,003
Loans	13,977,621	12,858,394	10,708,701	10,685,542	10,433,411
Deposits	12,359,040	11,658,646	9,621,557	9,701,945	9,585,074
Stockholders’ equity	2,024,265	1,822,715	1,419,600	1,374,632	1,378,804
Stockholders’ equity / assets	9.89%	9.62%	9.02%	8.87%	9.03%

At Period End
Assets	$20,502,442	$20,520,136	$16,135,761	$15,502,556	$15,510,868
Loans	13,923,196	13,881,887	10,830,627	10,556,603	10,486,610
Allowance for loan losses	189,917	189,762	175,007	177,980	177,717
Goodwill	679,993	679,993	232,564	232,528	224,388
Mortgage servicing rights, net	78,182	76,247	45,555	48,735	39,649
Other intangible assets	41,199	43,193	24,308	25,242	20,250
Deposits	12,193,904	12,786,239	9,677,273	9,583,592	9,702,758
Stockholders’ equity	2,025,071	2,017,419	1,453,465	1,378,894	1,395,293
Stockholders’ equity / assets	9.88%	9.83%	9.01%	8.89%	9.00%
Shares outstanding, end of period	129,697	129,770	110,281	110,048	110,168
Shares repurchased during period	411	376	—	205	492
Average per share cost of shares repurchased during period	$32.76	$33.25	$—	$27.93	$29.32
Year-to-date shares repurchased during period	411	1,073	697	697	492
YTD average per share cost of shares repurchased during period	$32.76	$30.43	$28.91	$28.91	$29.32

Selected trend information
Average full time equivalent employees	5,132	4,746	3,979	4,010	4,024
Trust assets under management, at market value	$4,700,000	$4,600,000	$4,400,000	$4,300,000	$4,300,000
Mortgage loans originated for sale	337,406	427,951	253,917	579,020	359,791
Portfolio serviced for others	9,528,000	9,543,000	6,011,000	6,010,000	5,904,000
Mortgage servicing rights, net / Portfolio serviced for others	0.82%	0.80%	0.76%	0.81%	0.67%

(1)	Per share data adjusted retroactively for stock splits and stock dividends.

(2)	Return on tangible average equity = Net income divided by average equity excluding average goodwill and other intangible assets. This is a non-GAAP financial measure.

(3)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset sales gains, net.

(4)	Ratio is based upon basic earnings per share.

Financial Summary and Comparison
Associated Banc-Corp

	Three months ended
	March 31,
(in thousands)	2005	2004	%Change
Allowance for Loan Losses
Beginning balance	$189,762	$177,622	6.8%
Provision for loan losses	2,327	5,176	(55.0%)
Charge offs	(5,683)	(6,062)	(6.3%)
Recoveries	3,511	981	257.9%

Net charge offs	(2,172)	(5,081)	(57.3%)

Ending Balance	$189,917	$177,717	6.9%

Credit Quality			1Q05 vs 4Q04				1Q05 vs 1Q04
	Mar 31, 2005	Dec 31, 2004	%Change	Sept 30, 2004	June 30, 2004	Mar 31, 2004	%Change
Nonaccrual loans	$99,835	$112,761	(11.5%)	$81,124	$80,622	$88,313	13.0%
Loans 90 or more days past due and still accruing	3,068	2,153	42.5%	10,309	5,207	5,258	(41.7%)
Restructured loans	36	37	(2.7%)	39	40	42	(14.3%)

Total nonperforming loans	102,939	114,951	(10.4%)	91,472	85,869	93,613	10.0%
Other real estate owned	4,019	3,915	2.7%	4,526	6,613	7,199	(44.2%)

Total nonperforming assets	106,958	118,866	(10.0%)	95,998	92,482	100,812	6.1%

Provision for loan losses	2,327	3,603	(35.4%)	—	5,889	5,176	(55.0%)
Net charge offs	2,172	3,598	(39.6%)	2,973	5,626	5,081	(57.3%)

Allowance for loan losses / loans	1.36%	1.37%		1.62%	1.69%	1.69%
Allowance for loan losses / nonperforming loans	184.49	165.08		191.32	207.27	189.84
Nonperforming loans / total loans	0.74	0.83		0.84	0.81	0.89
Nonperforming assets / total assets	0.52	0.58		0.59	0.60	0.65
Net charge offs / average loans (annualized)	0.06	0.11		0.11	0.21	0.20
Year-to-date net charge offs / average loans	0.06	0.15		0.17	0.20	0.20

Period End Loan Composition				1Q05 vs 4Q04				1Q05 vs 1Q04
	Mar 31, 2005		Dec 31, 2004	%Change	Sept 30, 2004	June 30, 2004	Mar 31, 2004	%Change
Commercial, financial & agricultural	$2,852,462		$2,803,333	1.8%	$2,479,764	$2,247,779	$2,123,846	34.3%
Real estate — construction	1,569,013		1,459,629	7.5%	1,152,990	1,118,284	1,094,597	43.3%
Commercial real estate	3,813,465		3,933,131	(3.0%)	3,242,009	3,292,783	3,368,660	13.2%
Lease financing	50,181		50,718	(1.1%)	49,423	48,979	45,998	9.1%

Commercial	8,285,121		8,246,811	0.5%	6,924,186	6,707,825	6,633,101	24.9%
Home equity (a)	1,744,676	(b)	1,866,485	(6.5%)	1,290,436	1,231,077	1,204,541	44.8%
Installment	1,048,510		1,054,011	(0.5%)	672,806	666,305	679,903	54.2%

Retail	2,793,186		2,920,496	(4.4%)	1,963,242	1,897,382	1,884,444	48.2%
Residential mortgage	2,844,889	(b)	2,714,580	4.8%	1,943,199	1,951,396	1,969,065	44.5%

Total loans	$13,923,196		$13,881,887	0.3%	$10,830,627	$10,556,603	$10,486,610	32.8%

(a)	Home equity includes home equity lines and residential mortgage junior liens.

(b)	At conversion, approximately $150 million of loan balances were reclassified from home equity to residential mortgage.

Period End Deposit Composition			1Q05 vs 4Q04				1Q05 vs 1Q04
	Mar 31, 2005	Dec 31, 2004	%Change	Sept 30, 2004	June 30, 2004	Mar 31, 2004	%Change
Demand	$2,156,592	$2,347,611	(8.1%)	$1,867,905	$1,822,716	$1,755,485	22.8%
Savings	1,137,120	1,116,158	1.9%	936,975	948,755	918,608	23.8%
Interest-bearing demand	2,485,548	2,854,880	(12.9%)	2,334,072	2,355,287	2,375,492	4.6%
Money market	2,112,490	2,083,717	1.4%	1,516,423	1,477,513	1,542,875	36.9%
Brokered CDs	218,111	361,559	(39.7%)	186,326	263,435	230,983	(5.6%)
Other time deposits	4,084,043	4,022,314	1.5%	2,835,572	2,715,886	2,879,315	41.8%

Total deposits	$12,193,904	$12,786,239	(4.6%)	$9,677,273	$9,583,592	$9,702,758	25.7%

Net Interest Income Analysis — Taxable Equivalent Basis
Associated Banc-Corp

	Three months ended March 31, 2005			Three months ended March 31, 2004
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans:(1)(2)(3)
Commercial	$8,265,444	$115,902	5.61%	$6,532,215	$79,787	4.83%
Residential mortgage	2,836,893	39,418	5.58	2,041,383	29,109	5.71
Retail	2,875,284	45,378	6.40	1,859,813	26,619	5.75

Total loans	13,977,621	200,698	5.77	10,433,411	135,515	5.17
Investments and other	4,778,934	56,672	4.75	3,752,158	47,435	5.06

Total earning assets	18,756,555	257,370	5.51	14,185,569	182,950	5.14
Other assets, net	1,711,143			1,075,708

Total assets	$20,467,698			$15,261,277

Interest-bearing liabilities:
Savings deposits	$1,119,263	$1,012	0.37%	$898,526	$841	0.38%
Interest-bearing demand deposits	2,602,085	6,746	1.05	2,364,013	4,700	0.80
Money market deposits	2,116,014	7,396	1.42	1,577,010	3,163	0.81
Time deposits, excluding Brokered CDs	4,071,934	27,247	2.71	2,937,071	18,412	2.52

Total interest-bearing deposits, excluding Brokered CDs	9,909,296	42,401	1.74	7,776,620	27,116	1.40
Brokered CDs	318,529	2,032	2.59	144,345	438	1.22

Total interest-bearing deposits	10,227,825	44,433	1.76	7,920,965	27,554	1.40
Wholesale funding	5,911,177	40,807	2.76	4,162,038	19,917	1.90

Total interest-bearing liabilities	16,139,002	85,240	2.13	12,083,003	47,471	1.57
Noninterest-bearing demand	2,131,215			1,664,109
Other liabilities	173,216			135,361
Stockholders’ equity	2,024,265			1,378,804

Total liabilities and stockholders’ equity	$20,467,698			$15,261,277

Net interest income and rate spread(1)		$172,130	3.38%		$135,479	3.57%

Net interest margin(1)			3.68%			3.80%
Taxable equivalent adjustment		$6,222			$6,404

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.